UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2025

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Shenandoah Telecommunications Company

(Exact name of registrant as specified in its charter)

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Virginia	0-9881	54-1162807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Shentel Way

P.O. Box 459

Edinburg, VA 22824

(Address of principal executive offices) (Zip Code)

(540) 984-4141

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (No Par Value)	SHEN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Closing of Securitization Offering

On December 5, 2025, Shentel Issuer, LLC (the “Issuer”), a limited-purpose, bankruptcy remote subsidiary of Shenandoah Telecommunications Company (“Shentel”), closed its previously announced inaugural offering of $567,405,000 aggregate principal amount of secured fiber network revenue term notes, consisting of $489,142,000 5.64% Series 2025-1, Class A-2 term notes and $78,263,000 6.03% Series 2025-1, Class B term notes (collectively, the “Term Notes”), each with an anticipated repayment date in December 2030 (the “Term Notes ARD”).

The Term Notes were issued pursuant to an indenture, dated as of December 5, 2025 (the “Base Indenture”), as supplemented by the Series 2025-1 Supplement thereto, dated as of December 5, 2025 (the “Series 2025-1 Supplement”), in each case entered into by and among the Issuer, Shentel Asset Entity I LLC and Shentel Asset Entity II LLC (the “Asset Entities” and, together with the Issuer, the “Obligors”) and Citibank, N.A., as the indenture trustee.

In connection with the issuance of the Term Notes, the Base Indenture, as supplemented by the Series 2025-1 Supplement, also permits up to $175,000,000 of Series 2025-1, Class A-1 variable funding notes (the “Class A-1 VFN” and, together with the Term Notes, collectively, the “Series 2025-1 Notes”) issued by the Issuer. Drawings and the other terms related to the Class A-1 Variable Funding Notes are governed by the Base Indenture, as supplemented by the Series 2025-1 Supplement, and a Class A-1-V Note Purchase Agreement, dated as of December 5, 2025 (the “VFN Purchase Agreement”), among the Obligors, Shentel Broadband Operations LLC, as manager of the securitization program, certain committed note purchasers, conduit investors and funding agents, and Bank of America, N.A., as the letter of credit provider and the administrative agent. Subject to the future satisfaction of certain conditions described in the VFN Purchase Agreement, the committed note purchasers party thereto will provide commitments to fund the Class A-1 VFN from time to time (and issue certain letters of credit) on a revolving basis until the final anticipated repayment date for the Class A-1 VFN (or, if earlier, the date on which the commitments thereunder are automatically terminated or permanently reduced to $0). The initial anticipated repayment date for the Class A-1 VFN is December 2029 (the “VFN ARD” and together with the Term ARD, collectively, the “ARD”) and may be extended, at the option of the Issuer, to the Term Note ARD, subject to the satisfaction of certain conditions described in the VFN Purchase Agreement. The Issuer expects to satisfy the availability conditions to establish the commitments under, and to thereafter fund, the Class A-1 VFN, however, there can be no assurance that the Issuer will ever be able to satisfy such conditions or that the Class A-1 VFN will ever be drawn even if so satisfied.

The issuance of the Series 2025-1 Notes represents the first issuance of fiber network revenue term notes and fiber network revenue variable funding notes, each issued under the Shentel’s inaugural securitization program. The securitization program involves certain of Shentel’s fiber network assets and related customer contracts primarily in the states of Virginia, Ohio, Pennsylvania, Indiana, and Maryland. As of the closing of the transactions on December 5, 2025, the Issuer has $567,405,000 aggregate principal amount of revenue term notes outstanding and $0 principal amount of variable funding notes outstanding.

The Base Indenture allows the Issuer to issue additional series of notes subject to certain conditions set forth therein, and the Base Indenture, together with the Series 2025-1 Supplement, and any other series supplements to the Base Indenture from time to time, is referred to herein as the “Indenture.”

Terms of the Series 2025-1 Notes

While the Series 2025-1 Notes are outstanding, scheduled payments of interest are required to be made on the 20th day of each calendar month, commencing on February 20, 2026. No principal payments will be due on the Series 2025-1 Notes prior to the applicable ARD unless certain rapid amortization or acceleration triggers are activated (and/or, in the case of the Series 2025-1 VFN, the occurrence and continuance of an event of default).

The legal final maturity date of each class of the Series 2025-1 Notes is in December 2055. If the Issuer has not repaid or refinanced any Series 2025-1 Notes prior to the relevant ARD, additional interest will accrue thereon in an amount equal to (1) in the case of the Class A-1 VFN, 5.0% per annum and (y) in the case of the Term Notes, the rate determined by the manager to be the greater of (i) 5.0% per annum and (ii) the amount, if any, by which the sum of the following exceeds the interest rate for such Term Note: (A) the yield to maturity (adjusted to a “mortgage equivalent basis” pursuant to the standards and practices of the Securities Industry and Financial Markets Association) on Term ARD of the United States treasury security having a remaining term closest to 10 years plus (B) 5.0%, plus (C) the post-ARD note spread applicable to such Term Note.

The applicable interest rate for Class A-1 VFN advances will generally be either a base rate or SOFR rate, determined at the option of the Issuer in accordance with the VFN Purchase Agreement (or an alternative rate determined in the manner provided in the VFN Purchase Agreement), plus 1.75% per annum. To the extent that a draw is funded or maintained by a conduit investor through the issuance of commercial paper, such draw shall bear interest at the CP funding rate (i.e., the cost of funds) to the conduit investor plus 1.75% per annum in the manner provided in the VFN Purchase Agreement.

Collateral and Guarantee

The Series 2025-1 Notes are obligations only of the Obligors pursuant to the Indenture. Pursuant to the Indenture and the related transaction documents, the Series 2025-1 Notes are guaranteed by each Asset Entity and the Issuer’s parent, Shentel Guarantor LLC (each, a “Notes Guarantor”), and such guarantees and the Notes are secured by security interests in the equity interests the Issuer and substantially all of the assets of the Issuer and the other Obligors, which assets are primarily the fiber network assets and related customer contracts in the states of Virginia, Ohio, Pennsylvania, Indiana, and Maryland that have been contributed to the Asset Entities by the non-securitization subsidiaries of Shentel and the revenue collections and other proceeds thereof. Neither Shentel nor any of its subsidiaries, other than the Obligors and the Notes Guarantor, will guarantee or in any way be liable for the obligations of the Obligors under the Indenture or the Series 2025-1 Notes, and neither the Notes Guarantor, the Issuer nor any of the other Obligors shall guarantee or in any way be liable for the obligations of Shentel or its subsidiaries under Shentel’s other debt agreements.

Covenants and Restrictions

The Series 2025-1 Notes are subject to a series of customary covenants and restrictions. These covenants and restrictions include (i) that the Issuer maintains a liquidity reserve account to be used to make required payments in respect of the Series 2025-1 Notes, (ii) provisions relating to optional and mandatory prepayments, including specified make-whole payments in the case of certain optional prepayments of the Term Notes prior to the payment date in December 2028, and (iii) covenants relating to recordkeeping, access to information and similar matters. As provided in the Indenture, the Series 2025-1 Notes are also subject to rapid amortization in the event of a failure to maintain a stated debt service coverage ratio. A rapid amortization may be cured if the debt service coverage ratio exceeds a certain threshold for a certain period of time, upon which cure, regular amortization, if any, will resume. The Series 2025-1 Notes are also subject to certain customary events of default, including events relating to non-payment of required interest, principal or other amounts due on or with respect to the Notes, failure to comply with covenants within certain time frames, certain bankruptcy events, breaches of specified representations and warranties, failure of security interests to be effective and certain judgments.

Use of Proceeds

Shentel used the net proceeds from the offering of the Series 2025-1 Notes and borrowings under the RCF (as defined below) to, among other things repay an aggregate of $585.4 million of outstanding term loan and revolving credit borrowings under its Existing Credit Agreement (as defined below), with any remaining net proceeds to be used to fund financing transaction expenses, additional capital expenditure requirements, working capital, and for general corporate purposes

The foregoing summaries of the Indenture, the Series 2025-1 Notes and the VFN Purchase Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Base Indenture, the Series 2025-1 Supplement and the VFN Purchase Agreement, copies of which are filed as Exhibits 4.1, 4.2 and 10.1 hereto, respectively, and incorporated herein by reference.

Refinancing of Credit Facilities

Concurrently, Shentel Broadband Operations LLC (the “Borrower”), a wholly-owned indirect subsidiary of Shentel, entered into a Credit Agreement, dated December 5, 2025 (the “Credit Agreement”), with Shentel Broadband Holding Inc. (“Holdco”), certain subsidiaries of Holdco as guarantors (together with the Borrower and Holdco, the “Loan Parties”), the various financial institutions party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). The Credit Agreement provides for a revolving credit facility up to an aggregate principal amount of $175 million (the “RCF”) which matures on December 5, 2030. The Credit Agreement replaces the Borrower’s existing credit agreement, dated as of July 1, 2021 and as amended through the date hereof (the “Existing Credit Agreement”), which was terminated after all outstanding borrowings thereunder were repaid with the net proceeds from the offering of the Series 2025-1 Notes, as discussed above.

Borrowings under the Credit Agreement, including the RCF, are secured by substantially all of the assets of Holdco and by substantially all of the assets and equity interests of the subsidiaries of Holdco, excluding the Obligors and Notes Guarantors (each as defined above). Borrowings under the Credit Agreement will bear interest at term SOFR plus a margin ranging from 2.50% to 3.00%, depending on the Total Net Leverage Ratio (as defined in the Credit Agreement). The Borrower borrowed $75 million under the RCF upon signing the Credit Agreement.

The Credit Agreement contains representations and warranties, and affirmative and negative financial covenants usual and customary for similar secured credit facilities, each of which are applicable to the Loan Parties, including covenants governing the ability of the Loan Parties, subject to negotiated exceptions, to incur additional indebtedness and additional liens on their assets, engage in mergers or acquisitions or dispose of assets, pay dividends or make other distributions, enter into transactions with affiliated persons, make investments or change the nature of the Loan Parties’ businesses. The Loan Parties must also maintain a Total Net Leverage Ratio less than or equal to 3.00 to 1.00. Indebtedness outstanding under the Credit Agreement may be accelerated upon the occurrence of an Event of Default (as defined in the Credit Agreement).

The Administrative Agent and many of the Lenders and their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending or commercial banking services, or other services for Shentel and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into Item 2.03.

Item 7.01.	Regulation FD.

A copy of the press release related to the transactions described above is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Base Indenture, dated as of December 5, 2025, by and among Shentel Issuer LLC, Shentel Asset Entity I LLC and Shentel Asset Entity II LLC, as obligors, and Citibank N.A., as trustee.
4.2	Series 2025-1 Supplement, dated as of December 5, 2025, by and among Shentel Issuer LLC, Shentel Asset Entity I LLC and Shentel Asset Entity II LLC, as obligors, and Citibank N.A. as trustee.
10.1	Class A-1-V Note Purchase Agreement, dated December 5, 2025, among Shentel Issuer LLC, Shentel Asset Entity I LLC and Shentel Asset Entity II LLC, Shentel Broadband Operations LLC, as manager of the securitization program, certain committed note purchasers, conduit investors and funding agents, and Bank of America, N.A., as the letter of credit provider and the administrative agent.
10.2	Credit Agreement, dated December 5, 2025, among Shentel Broadband Operations LLC, as borrower, Shentel Broadband Holding Inc., as Holdco and a guarantor, certain subsidiaries of Holdco, as guarantors, the lenders party thereto and Bank of America, N.A., as administrative agent.
99.1	Press Release, dated December 8, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHENANDOAH TELECOMMUNICATIONS COMPANY

Dated: December 10, 2025	/s/ James J. Volk
James J. Volk
Senior Vice President – Chief Financial Officer